Exhibit 16.1

September 16, 2024

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE: Gex Management Inc.

We have read Item 4.01 of Gex Management INC’s Form 8-K dated September 6, 2024, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Members of:
WSCPA	Fruci & Associates II, PLLC
AICPA

802 N Washington
PO Box 2163
Spokane, Washington
99210-2163

P 509-624-9223
mail@fruci.com
www.fruci.com